ARROGENE

2500 Broadway Building F, Suite F-125

Santa Monica, CA  90404

subject:

LETTER TO SHAREHOLDERS, Mid YEAR

AUGUST 21st, 2013

We believe that Arrogene is reaching a significant inflection point: after many years of work researching and developing our pre-clinical compounds, first begun at Cedar Sinai Medical Center almost 10 years ago, and leveraging funding from the NIH, we are now within reach of the goal of starting clinical trials on the first therapeutic indication, with a compound code-named AG101. To accomplish that we need, however, further funding.

We are not disclosing the exact composition of AG101 but it is the first Polycefin based nanodrug from the company and will target brain cancer. AG101 also shows promise against other indications, including triple-negative breast cancer, based on pre-clinical testing.  This should bode well for an efficient future regulatory approval and licensing of this compound.

AG101 is an example of our next generation approach to nano-medicine.  It is next generation because it works with multiple targets, as well as it is engineered to be non-immunogenic, biodegradable and non-toxic. We believe that these properties should make our Polycefin class of drugs significantly less toxic and more effective than prior generations of nano-medicine.

This milestone could be transformational for our Company.

We have begun discussions with many potential licensees and our newly created business development team believes having human data will be pivotal to driving value in our licensing strategy.

2013 has brought us some significant milestones already.

A number of our key patents have issued, much of our pre-clinical work has been completed, and a promising new line of applications in diagnostic imaging has been proven clinically and is the subject of new pending publications and patents. Additionally, the imaging technology is enabling a new capability we call the “virtual biopsy” which is promising as an MRI based way of determining, with high specificity, if a lesion visible in an image is actually a specific cancer. This can be done non-invasively with conventional imaging equipment.

We believe that our “virtual biopsy” technology could open up another interesting area of licensing.

Entering the clinical stage for our Company will not be cheap. The Company will need to raise more funds to commence clinical trials. To tap more efficient capital markets, we have elected to list Arrogene as a public trading company. We expect to commence trading shortly and the Company is already an SEC reporting company.

We are entering the 2nd half of 2013 proud of the many achievements of the first half of the second year. We are however very excited about the milestones that are now in reach for the Company. I wanted to highlight for you some of the progress made during the last few months.

ARROGENE

2500 Broadway Building F, Suite F-125

Santa Monica, CA  90404

BUSINESS MILESTONES:

Over the past three years, approximately $3mm of capital has been raised

$726,550 in the bridge note offering, of which, all but $10,000 of principal has been converted into equity of the company.

$2,272,250 has been raised in the $1 unit equity offering over the past year and a half.

The proceeds of this money were used to complete all the pre-clinical and clinical work to receive regulatory approval of the Laminin 411 diagnostic product, complete pre-clinical studies on multiple compounds for Gleoblastoma, other Brain Cancers, Breast cancers.

The merger with SRKP 16, a fully reporting shell, and related Super 8-K has been completed. The merged company has changed name to Arrogene, Inc.

Arrogene, Inc. is now a fully reporting, non-trading company, and is now working to begin trading with a 15c-211 FINRA filing by our first market maker.

Arrogene has received additional issued patents:

PATENTNO	TITLE	STATUS
	POLYMALIC ACID-BASED MULTIFUNCTIONAL DRUG DELIVERY SYSTEM	ALLOWED
5008981	POLYMALIC ACID-BASED MULTIFUNCTIONAL DRUG DELIVERY SYSTEM	ISSUED
8,309,614	POLY (BETA MALIC ACID) WITH PENDANT LEU-LEU-LEU TRIPEPTIDE FOR EFFECTIVE CYTOPLASMIC DRUG DELIVERY	ISSUED
8,377,652	PRODUCTION OF LONG CHAIN UNBRANCHED BETA-POLY(L-MALIC ACID) BY LARGE SCALE PHYSARUM CULTIVATION AND HIGH-GRADE PURIFICATION OF THE SAME	ISSUED

CSMC and Arrogene have filed multiple new patent applications in the United States and certain foreign countries

Arrogene been building its business development team, as well as its regulatory team. Most recently we have added Eric Larsen and Chris Blair as consultants for our business development team, who collectively bring over 40 years of experience in life sciences and technology to the Arrogene team.

Arrogene is planning to begin trading on the over-the-counter market once the 15c-211 is cleared by FINRA.  An offering of stock will be necessary to fund upcoming clinical trials. We currently have no commitments for future funding, but are working with our advisors to develop a financing plan.

TECHNOLOGY

The focus on the technology front has been on the diagnostic application in which Arrogene has made significant progress.

ARROGENE

2500 Broadway Building F, Suite F-125

Santa Monica, CA  90404

Diagnostics:

A 300 person trial on the diagnostic application of Laminin 411 is nearing completion, and as a result of the findings, Arrogene is planning to market Laminin 411 testing as a Laboratory Developed Test, (LDT). To date we have not filed any applications with the FDA, but we have begun the process of validating our LDT with applicable regulators.  The trials also suggested there is a positive correlation between the expression of Laminin 411 and the metastasis of many forms of cancer.  Originally, Arrogene hypothesized there may be a correlation between 3 or 4 cancers, but the results showed a positive correlation between several different forms of cancer, including prostate, ovarian and pancreatic.

Arrogene is pending a commercial launch of its Laminin 411 diagnostic product.

The partner for the diagnostic product is likely a leading pathology testing laboratory. We have presented Laminin 411 jointly with our potential partner at the Am. College of Pathology Conference earlier this year with good response from the pathology community.

We are in the process commercializing this new test as a Laboratory Developed Test and we are nearing the end of a negotiation with a partner for delivery of this test in clinical practice.  With this potential partner  we have conducted protocol development and have furthered our clinical trial to measure the range of application for a Laminin 411.

Significant new studies have been completed on our “virtual biopsy” MRI diagnostic imaging compound. A set of publications is pending on those studies.

Therapeutics:

Our next objective is to enter Phase 1 Clinical on AG101. We still need to commission final Phase 0 toxicology studies at an external laboratory for AG101 drug candidate preparation of a IND for submission to the FDA, to receive clearance to begin human clinical trial work. We then expect to enter Phase I clinical trial.  These next steps will cost a minimum of $1MM in additional capital, which Arrogene currently plans to raise as a stock offering.

There has been progress on licensing the therapeutic product, but being in human clinical trials continues to be critical to consummate the license at best terms.

Arrogene believes it has strong basis to petition the FDA to designate the AG101 indication of GBM as an “orphan/rare disease drug”, which management believes would significantly raise its appeal to licensing partners and may shorten some of the clinical trials. There are no guarantees that the FDA will grant orphan status, however and no petition has been made to the FDA for such status yet.

During the 2013 Calendar Year, the following scientific journal articles were published and authored by members of Arrogene’s scientific team relating to Arrogene’s technology:

o

Ding H, Portilla-Arias J, Patil R, Black KL, Ljubimova JY, Holler E. (2013) Distinct mechanisms of membrane permeation induced by two polymalic acid copolymers. Biomaterials 34:217-225.

o

Patil R, Portilla-Arias J, Ding H, Konda B, Rekechenetskiy A, Inoue S, Black KL, Holler E, Ljubimova JY. (2012) Cellular delivery of doxorubicin via ph-controlled hydrazone linkage

ARROGENE

2500 Broadway Building F, Suite F-125

Santa Monica, CA  90404

using multifunctional nano vehicle based on poly(β-L-malic Acid). Int. J. Mol. Sci. 13, 11681-11693.

o

Ding H, Portilla-Arias J, Patil R, Black KL, Ljubimova JY, Holler E. (2013) Distinct mechanisms of membrane permeation induced by two polymalic acid copolymers. Biomaterials, 34:217-225.

o

Ding H, Helguera G, Rodríguez JA, Markman J, Luria-Pérez R, Gangalum PR, Portilla-Arias J, Inoue S, Daniels-Wells TR, Black KL, Holler E, Penichet ML, Ljubimova JY. (2013) Polymalic acid nanoconjugate for simultaneous immunostimulation and inhibition of tumor growth in HER2/neu-positive breast cancer. J Control Release, In press.

o

Ljubimova JY, Portilla-Arias J, Patil R, Ding H, Inoue S, Markman JL, Rekechenetskiy A, Konda B, Gangalum P, Chesnokova A, Ljubimov AV, Black KL, Holler E. (2013) Toxicity and efficacy evaluation of multiple targeted polymalic acid conjugates for triple negative breast cancer treatment. J Drug Target, In press.

o

Ljubimova JY, Ding H, Portilla-Arias J, Patil R, Gangalum P, Chesnokova A, Konda B, Inoue S, Rekechenetskiy A, Markman JL, Black KL, Holler E. Polymalic acid-based nano biopolymers for targeting of multiple tumor markers, an opportunity for personalized medicine? JoVe (2013) Journal of Visualized Experiments, In press.

The last two papers lays out the importance of our multi-target capability as a unique point of differentiation of our nano platform.

I look forward to the balance of the year and the very significant milestones still ahead of us.

Best

Maurizio Vecchione

CEO

A BASIC SUMMARY OF THE CAP TABLE OF ARROGENE IS AS FOLLOWS

(as of July 31, 2013)

Basic Shares Outstanding	21,350,860
Warrants Outstanding	6,308,358 @ avg price $1.43
Options Outstanding	0

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